UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Whitestone REIT
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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WHITESTONE REIT
2600 S. GESSNER, SUITE 500
HOUSTON, TEXAS 77063

April 1, 2011

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders to be held on Tuesday, May 10, 2011, at 10:00 a.m., Central Daylight Time, at the Houston Westchase Marriott, located at 2900 Briarpark Drive, Houston, Texas, 77042.

The notice of Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on our progress during the past year and answer shareholders’ questions.

It is important that your shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to authorize a proxy to vote your shares via the internet, or by calling the toll-free telephone number, or by signing, dating and promptly returning your white proxy card in the enclosed envelope. Your vote is important.

Sincerely yours,

/s/ James C. Mastandrea
James C. Mastandrea
Chairman and Chief Executive Officer

WHITESTONE REIT
2600 S. GESSNER, SUITE 500
HOUSTON, TEXAS 77063

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 10, 2011
To our Shareholders:

You are invited to attend our 2011 Annual Meeting of Shareholders, to be held at the Houston Marriott Westchase, located at 2900 Briarpark Drive, Houston, Texas, 77042, on Tuesday, May 10, 2011 at 10:00 a.m., Central Daylight Time for the following purposes:

1.	To elect two trustees to serve until our 2014 Annual Meeting of Shareholders and thereafter until his successor has been duly elected and qualifies (Proposal No. 1);

2.	To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (as defined in the accompanying proxy statement) (Proposal No. 2);

3.
To determine, in an advisory (non-binding) vote, whether a shareholder vote to approve the compensation of our named executive officers (as defined in the accompanying proxy statement) should occur every one, two or three years (Proposal No. 3);

4.	To ratify Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 4); and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Trustees recommends that you vote “FOR” the nominees for trustees, “FOR” the advisory vote on executive compensation, for the advisory vote of once every “3 YEARS” as the frequency of holding an advisory vote on executive compensation and “FOR” the ratification of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for 2011.

Shareholders who are holders of record of our Class A or Class B common shares of beneficial interest at the close of business on March 21, 2011, the record date, will be entitled to receive notice of and to vote at the Annual Meeting.  A white proxy card is enclosed with this notice of Annual Meeting and proxy statement.  A copy of our annual report to shareholders for the fiscal year ended December 31, 2010 is being sent with the proxy statement.

YOUR VOTE IS IMPORTANT - You are urged to authorize a proxy to vote your shares via the internet, or by calling the toll-free telephone number, or by signing, dating and promptly returning your white proxy card in the enclosed envelope.

When you submit your proxy, you authorize James C. Mastandrea, John J. Dee and David K. Holeman or any of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions or, if no instructions are given, to vote in accordance with the recommendations of our Board set forth above, and to vote for any adjournments or postponements of the Annual Meeting.

By order of the Board of Trustees,

/s/ John J. Dee
John J. Dee
Chief Operating Officer and Corporate Secretary

April 1, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 10, 2011:

This proxy statement and Whitestone’s Annual Report to Shareholders for the fiscal year ended December 31, 2010 are available at: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16615

PROXY STATEMENT
_____________________

ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 10, 2011

Whitestone REIT
2600 S. Gessner, Suite 500
Houston, Texas  77063

SOLICITATION AND VOTING

The Board of Trustees of Whitestone REIT (our “Board”), a Maryland real estate investment trust (“Whitestone”), is soliciting proxies to be used at our 2011 annual meeting of shareholders (the “Annual Meeting”) to be held at 10:00 a.m., Central Daylight Time, on Tuesday, May 10, 2011, at the Houston Marriott Westchase, located at 2900 Briarpark Drive, Houston, Texas 77042 or at any postponement or adjournment thereof.  This proxy statement and accompanying white proxy card are first being mailed to shareholders on or about April 1, 2011.

What is the Purpose of the Meeting?

The purpose of the meeting is to (1) elect two trustees; (2) hold an advisory vote on executive compensation; (3) hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and (4) to ratify Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

 Who May Vote?

Only shareholders who owned either our Class A common shares of beneficial interest, par value $0.001 per share (our “Class A common shares”) or our Class B common shares of beneficial interest, par value $0.001 per share, (our “Class B common shares,” and together with our Class A common shares, our “common shares”) at the close of business on March 21, 2011, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting.  As of the close of business on March 21, 2011, we had 3,471,187 Class A and 2,200,000 Class B common shares of beneficial interest issued and outstanding.  Class A and Class B shareholders vote together as a single class and are entitled to one vote for each common share that they owned as of the record date.

How Do I Vote?

Shareholders may vote at the meeting in person or by proxy.  Proxies validly delivered by shareholders (by internet, telephone or mail as described below) and timely received by us will be voted in accordance with the instructions contained therein.  If a shareholder provides a proxy but gives no instructions, the shareholder’s shares will be voted in accordance with the recommendations of our Board.

You may authorize a proxy in three ways:

•
BY MAIL:  Mark, sign and date your white proxy card and return it in the postage-paid envelope we have provided.  If the envelope is missing, please address your completed white proxy card to Whitestone REIT, c/o American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10273-0923.

•
BY INTERNET:  Go to www.voteproxy.com and use the internet to transmit your voting instructions and for the electronic delivery of information until 11:59 p.m. Eastern Daylight Time on May 9, 2011.  Have your white proxy card available when you access the website and then follow the instructions.

•
BY PHONE:  Call 1-800-PROXIES (1-800-776-9437) and use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on May 9, 2011.  Have your white proxy card available when you call the phone number above and then follow the instructions.

If your shares are held by your broker, bank or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your common shares.

Can I change or revoke my vote after I return my proxy card?

Yes. You may change or revoke your proxy at any time before it is exercised by:

•	giving written notice of revocation to our Chief Operating Officer and Corporate Secretary, John J. Dee, at Whitestone REIT, 2600 S. Gessner, Suite 500, Houston, Texas 77063;

•	timely delivering a properly executed, later-dated proxy; or

•	voting in person at the Annual Meeting.

How Many Shares Must be Present to Constitute a Quorum for the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the outstanding common shares entitled to vote are present, in person or by proxy, at the Annual Meeting. Class A and Class B shareholders vote together as a single class. Your shares will be counted as being present at the Annual Meeting if you appear in person at the Annual Meeting or if you submit a properly executed white proxy card.

If there are not enough votes to establish a quorum or to meet the voting requirement at the Annual Meeting, we may propose an adjournment of the Annual Meeting for the purpose of soliciting additional proxies. Therefore, please note that by delivering a proxy to vote at the Annual Meeting, you are also granting a proxy that can be voted in favor of any adjournments or postponements of the Annual Meeting.

What are the Recommendations of the Board?

1.	Our Board recommends a vote “FOR” the nominees for trustees.

2.	Our Board recommends a vote “FOR” the advisory vote on executive compensation.

3.	Our Board recommends a vote for “3 YEARS” on the advisory vote for the frequency of the advisory vote on executive compensation.

4.	Our Board recommends a vote “FOR” the ratification of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

How Many Votes Are Needed to Approve Each Proposal?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR” and “WITHHOLD AUTHORITY” votes with respect to Proposal No. 1 (election of trustees), with respect to Proposal Nos. 2 (advisory vote on executive compensation) and 4 (ratification of our independent registered public accounting firm), “FOR,” “AGAINST,” “ABSTAIN” and with respect to Proposal No. 3 (advisory vote on the frequency of shareholder votes on executive compensation), “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN.”

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting.  A broker non-vote occurs when a nominee, such as a broker, bank or other agent, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.  Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to “non-routine” proposals but may vote their clients’ shares on “routine” proposals. Under applicable rules of the NYSE Amex, Proposal 1 (election of trustees), Proposal 2 (advisory vote on executive compensation), and Proposal 3 (advisory vote on the frequency of shareholder votes on executive compensation) are non-routine proposals.  Conversely, Proposal 4 (ratification of the appointment of Pannell Kerr Forster of Texas, P.C.) is a routine proposal. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

•
To be approved, Proposal No. 1 (election of Messrs. Carter and Keating as trustees), the affirmative vote of a plurality of all the votes cast at the Annual Meeting at which a quorum is present is sufficient, which means that the two nominees receiving the most “FOR” votes, among votes properly cast in person or by proxy, will be elected. In the event that Mr. Carter or Mr. Keating should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee may propose. If you vote “WITHHOLD AUTHORITY” with respect to one or more nominees, your shares will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Broker non-votes will not be counted as votes and will have no effect on the result of the vote.

•
To be approved, Proposal No. 2 (advisory vote on executive compensation), must receive “FOR” votes from a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal). For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

•
For Proposal No. 3 (advisory vote for the frequency of holding an advisory vote on executive compensation), the option of “1 YEAR,” “2 YEARS,” “3 YEARS” that receives highest number of votes among the votes cast at the Annual Meeting at which a quorum is present will be considered the frequency recommended by shareowners. Abstentions and broker non-votes will not be counted as votes and will have no effect on the result of the vote.

•
To be approved, Proposal No. 4 (ratification of our independent registered public accounting firm) must receive “FOR” votes from a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the votes cast “FOR” the proposal must exceed the votes cast “AGANST” the proposal). For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Who is Paying for This Proxy Solicitation?

This solicitation is being made by mail on behalf of our Board, but may also be made without additional remuneration by our officers or employees by telephone, facsimile transmission, e-mail or personal interview.  We will bear the expense of the preparation, printing and mailing of the enclosed form of proxy, notice of Annual Meeting and this proxy statement and any additional material relating to the meeting that may be furnished to our shareholders by our Board subsequent to the furnishing of this proxy statement.  To obtain the necessary representation of shareholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or employees, without additional compensation, or selected securities dealers.

We have also retained Morrow & Co., LLC to assist in the solicitation of proxies for a fee of approximately $9,000, plus out-of-pocket expenses.  Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to Morrow & Co., LLC at 470 West Avenue, Stamford, CT 06902, or our Corporate Secretary.

How Many Copies Should I Receive if I Share An Address With Another Shareholder?

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This method, which is currently referred to as “householding,” potentially provides additional convenience for shareholders and cost-savings for companies.  We have a number of shareholders sharing the same address, and we and some brokers, bank or other agents may household our proxy materials. Householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify our Investor Relations department at Whitestone REIT, Attn: Investor Relations, 2600 S. Gessner, Suite 500, Houston, Texas 77063, or call (713) 435-2221. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact our Investor Relations department at Whitestone REIT, Attn: Investor Relations, 2600 S. Gessner, Suite 500, Houston, Texas 77063, or call (713) 435-2221.

How Can I Obtain Whitestone’s Annual Report on Form 10-K?

A copy of our annual report for the year ended December 31, 2010 is being sent with this proxy statement to shareholders on or about April 1, 2011.  None of the information in our annual report is proxy solicitation material.  We will also mail to you without charge, upon written request, a copy of any specifically requested exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

A copy of our Annual Report on Form 10-K has also been filed with the SEC and may be accessed from the SEC’s homepage (www.sec.gov).

How Can I Find Out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the conclusion of the Annual Meeting.

How and When May I Submit a Shareholder Proposal for Whitestone’s 2012 Annual Meeting of Shareholders?

We will consider for inclusion in our proxy materials for the 2012 annual meeting of shareholders, shareholder proposals that are received at our executive offices no later than December 2, 2011 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. Proposals must be sent to our Corporate Secretary at Whitestone REIT, 2600 S. Gessner, Suite 500, Houston, Texas 77063.

Pursuant to Whitestone’s bylaws, as amended, shareholders wishing to submit proposals or trustee nominations, whether or not included in our proxy materials, must have given timely notice thereof in writing to our Corporate Secretary. Under our current bylaws, to be timely for the 2012 annual meeting of shareholders, you must deliver proposals to our Corporate Secretary, in writing, not later than the close of business on January 2, 2012, nor earlier than the close of business on December 2, 2011. We also advise you to review Whitestone REIT’s bylaws, which contain additional requirements about advance notice of shareholder proposals and trustee nominations, including the different notice submission date requirements in the event that the date for our 2012 annual meeting of shareholders is more than 30 days before or after May 10, 2012. The Chairman of the 2012 annual meeting of shareholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2012 Annual Meeting of Shareholders will confer discretionary voting authority with respect to (i) any proposal presented by a shareholder at that meeting for which Whitestone has not been provided with timely notice and (ii) any proposal made in accordance with Whitestone’s bylaws, if the 2012 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it and if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

Whom Should I Contact if I Have Any Questions?

If you have any questions about the 2011 Annual Meeting or these proxy materials, please contact our Investor Relations department at Whitestone REIT, Attn: Investor Relations, 2600 S. Gessner, Suite 500, Houston, Texas 77063, or call (713) 435-2221. If you have questions about your ownership of our common shares, please contact our transfer agent, American Stock Transfer and Trust Company, at 1-800-937.2641, via e-mail at info@amstock.com or by fax at (718)236-2641.

PROPOSAL NO. 1 - ELECTION OF TRUSTEES

Nominees for Trustee

Whitestone REIT’s Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of trustees, and each class has a three-year term.

The Board of Trustees presently has five (5) members.  James C. Mastandrea and Jack L. Mahaffey are our current Class III trustees and their terms expire at our 2012 annual meeting.  Daniel G. DeVos is our current Class I trustee and his term expires at our 2013 annual meeting. Daryl J. Carter and Donald F. Keating are our current Class II trustees and their terms expire at the 2011 Annual Meeting.

Messrs. Carter and Keating, our current Class II trustees, are standing for re-election at the 2011 Annual Meeting.  Messrs. Carter and Keating were each recommended for re-election to our Board of Trustees by our Nominating and Corporate Governance Committee, were nominated for re-election by the Board of Trustees and have accepted the nominations.

Trustees are elected by the holders of a majority of shares present in person or represented by proxy at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Carter and for the election of Mr. Keating. In the event that either Mr. Carter or Mr. Keating should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee may propose.

If elected at the 2011 Annual Meeting, each of Mr. Carter and Mr. Keating has agreed to serve until the 2014 Annual Meeting of Shareholders and until each of their successors is duly elected and qualifies, or until their earlier death, resignation or removal. The nominations of Messrs. Carter and Keating as trustees are not being proposed for election pursuant to any agreements or understandings between us and them.

Our Board of Trustees unanimously recommends that you vote “FOR” the election of Daryl G. Carter and Donald F. Keating.

Members of the Board of Trustees

Set forth below are descriptions of the backgrounds and principal occupations of each of our trustees, and nominee for trustee, and the period during which each has served as a trustee, each as of the date of the Annual Meeting.

Trustee	Age(1)	Business Experience	Trustee Since
Daryl J. Carter	55
Mr. Carter founded and since 2007 has served as Chairman and CEO of Avanath Capital Partners, LLC, an investment firm focused on urban-themed real estate and mortgage investments. From 2005 to 2007, Mr. Carter was an Executive Managing Director of Centerline Capital Group, or Centerline, a subsidiary of Centerline Holding Company (NYSE), and head of the Commercial Real Estate Group. From 2005 to 2007, he was also the President of American Mortgage Acceptance Corporation, a publicly-held, commercial mortgage lender (AMEX) that was externally managed by Centerline. Mr. Carter became part of Centerline when his company, Capri Capital Finance, or CCF, was acquired by Centerline in 2005 and stayed with Centerline until 2006. Mr. Carter co-founded and served as Co-Chairman of both CCF and Capri Capital Advisors in 1992. He was instrumental in building Capri into a diversified real estate firm with $8 billion in real estate equity and debt investments under management. Prior to Capri, Mr. Carter was Regional Vice President at Westinghouse Credit Corporation in Irvine and a Second Vice President at Continental Bank in Chicago. Since 2003, Mr. Carter has served as a trustee of Paragon Real Estate Equity and Investment Trust, traded on the former American Stock Exchange until 2006, Trustee of the Urban Land Institute, Treasurer and Executive Committee Member of the National Multifamily Housing Association. He has also served as Chairman of the Commercial Board of Governors of the Mortgage Bankers Association. Mr. Carter serves on the Dean’s Advisory Council of the M.I.T. Sloan School of Management.
			February 2009

Daniel G. DeVos	52
Since 1993, Mr. DeVos has served as Chairman of the Board and Chief Executive Officer of DP Fox Ventures, LLC, a diversified management enterprise with investments in real estate, transportation and sports teams. Since 1999, Mr. DeVos has served as the President and Chief Executive Officer of Fox Motors, based in Grand Rapids, Michigan, majority owner of the Grand Rapids Rampage (AFL) and has an ownership interest in the Orlando Magic (NBA). Mr. DeVos has served as Vice Chairman of the RDV Corporation Board since 2009 and since 1990 has served as a director and currently serves on the Audit Committee of Alticor, Inc., the parent of Amway Corporation, located in Ada, Michigan. Since March 2003, Mr. DeVos has served as a trustee of Paragon Real Estate Equity and Investment Trust, traded on the former American Stock Exchange until 2006, and served as a trustee of First Union Real Estate Investments, an NYSE-listed REIT, from 1994 to 1998.
			February 2009

Donald F. Keating	78	Mr. Keating was formerly the Chief Financial Officer of Shell Mining Company. Mr. Keating retired from Shell Mining Company in 1992 and continued to provide consulting services to Shell Oil until 2002. Since 2002, Mr. Keating has managed his personal investments. Mr. Keating graduated from Fordham University with a Bachelor of Science Degree in Finance and served in the United States Marine Corps as infantry company commander. He is a former board member of Billiton Metals Company, R & F Coal Company and Marrowbone Coal Company.	2008

Jack L. Mahaffey	79	Mr. Mahaffey was formerly the President and Chief Executive Officer of Shell Mining Company. Since retiring from Shell Mining Company in 1991, Mr. Mahaffey has managed his personal investments. Mr. Mahaffey served in the United States Air Force and is a former board member of the National Coal Association and the National Coal Counsel.	2000

James C. Mastandrea	67
Mr. Mastandrea has over 35 years of experience in the real estate industry and 17 years serving in high level positions of publicly traded companies. He has also served since 2003 as the President, Chief Executive Officer and Chairman of the Board of Trustees of Paragon Real Estate Equity and Investment Trust, a real estate company currently focused on value-added real estate and investments in shares of publicly-traded real estate investment trusts, which traded on the former American Stock Exchange until 2006. Mr. Mastandrea has also served since 1978 as the Chief Executive Officer/Founder of MDC Realty Corporation, a privately held residential and commercial real estate development company. From 1999 to 2002, Mr. Mastandrea served as Chief Executive Officer of Eagle’s Wings Aviation Corporation, an entity formed to purchase a troubled aviation services business. At the time of the purchase, the business was in default on debt obligations. Following the September 11, 2001 terrorist attacks, the business was further adversely affected and in March 2002, Eagle’s Wings Aviation Corporation filed for protection under Chapter 11 of the federal bankruptcy laws. From 1994 to 1998, Mr. Mastandrea served as Chairman and Chief Executive Officer of First Union Real Estate Investments, a NYSE-listed real estate investment trust. Mr. Mastandrea also served in the U.S. Army as a Military Police Officer. Mr. Mastandrea currently is a director of Cleveland State University Foundation Board and a member of the investment committee, a director of University Circle Inc. Board, Cleveland, Ohio, and a member of the real estate committee, and a director of the Calvin Business Alliance Board of Calvin College, Grand Rapids, Michigan. Mr. Mastandrea regularly lectures to MBA students at the University of Chicago and Rice University and also regularly presents to institutional investors in the U.S. and Europe.
			October 2006

(1) As of March 23, 2011.

Qualifications of Trustees

When considering whether our trustees and trustee nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board

focused primarily on the information discussed in each of the individual biographies set forth above and on the following particular attributes:

• Mr. Carter:  The Board considered his management experience with a number of financial and real estate entities and determined that his extensive financial background and demonstrated leadership skills provide exceptional qualification to perform oversight functions as a member of our Audit Committee and as a member of our Board.

• Mr. DeVos: The Board considered his extensive and diverse business experience within and outside the real estate industry and concluded that his leadership skills in business and non-profit management make him exceptionally qualified to serve in the capacity of  Chairman  of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee and our Board.

• Mr. Keating:  The Board considered his educational and professional experience in the field of finance and accounting as well as supervisory roles in the accounting industry and determined that his experience and skills in these industries facilitate his oversight and administration of our accounting and financial reporting practices, risk management efforts and compliance with applicable regulatory standards in the capacity of Chairman of the Audit  Committee, as a member of our Nominating and Corporate Governance and Compensation Committees and our Board.

• Mr. Mahaffey:  The Board considered his demonstrated ability of oversight and decision-making functions during his tenure within the petroleum industry and his experience in managing investments and determined that his expertise in these areas enhances his oversight and administration of our compensation programs in the capacity of Chairman of the Compensation Committee and as a member of our Nominating and Governance Committee and our Board.

• Mr. Mastandrea:  The Board considered his prior service to Whitestone as its Chairman and Chief Executive Officer, his thirty-five years of experience in the commercial real estate industry, and his seventeen years serving in high level positions of publicly traded companies, and determined that his intimate knowledge of Whitestone, his extensive experience and familiarity with the commercial real estate industry and public companies are critical to the oversight of our strategic initiatives and the evaluation of our operational performance in his capacity as Chief Executive Officer and Chairman of our Board.

CORPORATE GOVERNANCE

Independence

Our Board has affirmatively determined that four of our five current trustees are “independent” as that term is defined by the NYSE Amex listing standards and applicable SEC rules.  These trustees are Daryl J. Carter (nominee), Daniel G. DeVos, Donald F. Keating (nominee) and Jack L. Mahaffey.

Meetings and Committees of the Board of Trustees

Our Board met eight times during 2010.  Our independent trustees meet separately on a regular basis, typically during a portion of, or immediately after, each regularly scheduled meeting of our Board.  All of our trustees attended at least 75% of the meetings for our Board and their assigned committees during 2010.

All five trustees attended our 2010 Annual Meeting of Shareholders in person. We strongly encourage our trustees to attend our annual meetings, but we do not have a formal policy regarding attendance.

Our entire Board considers all major decisions concerning our business.  Our Board has also established committees so that certain matters can be addressed in more depth than may be possible at a meeting of the entire Board.  Our Board has a standing Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee.  Our Board’s committee membership is as follows, with the “X” denoting the members of the respective committee:

Name	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee
Non-Employee Trustees:
Daryl J. Carter		X
Daniel G. DeVos (1)	Chairman		X
Donald F. Keating (2)	X	Chairman	X
Jack L. Mahaffey (3)	X	X	Chairman

Number of Meetings in 2010	2	5	3

(1)	Mr. DeVos has served as chairman of the Nominating and Corporate Governance Committee since June 3, 2010.
(2)	Mr. Keating has served as chairman of the Audit Committee since June 3, 2010. He also served as chairman of the Nominating and Corporate Governance Committee until June 3, 2010.
(3)	Mr. Mahaffey has served on the Audit Committee since June 3, 2010.

Our Board has adopted a charter for each committee. The charters are available on the Corporate Governance page of our website at www.whitestonereit.com. The information contained on our website is not, and should not be considered, a part of this proxy statement.

Nominating and Corporate Governance Committee

The primary purposes of the Nominating and Corporate Governance Committee are:

• identifying individuals qualified to become trustees;
• recommending nominees for committees of our Board; and
• overseeing matters concerning corporate governance practices.

The committee currently consists of Daniel G. DeVos, Donald F. Keating and Jack L. Mahaffey, with Mr. DeVos serving as chairman.  Each member of the committee is “independent” under the NYSE Amex listing standards and applicable SEC rules.

The committee is responsible for identifying individuals qualified to become trustees and for evaluating potential or suggested trustee nominees. Pursuant to our bylaws, as amended, in order for an individual to qualify for nomination or election as a trustee, an individual, at the time of nomination, must have substantial expertise, experience or relationships relevant to the business of Whitestone, which may include:

•	commercial real estate experience;
•	an in-depth knowledge of and working experience in finance or marketing;
•	capital markets or public company experience;
•	university teaching experience in a Master of Business Administration or similar program;
•	a bachelor’s degree from an accredited university or college in the United States or the equivalent degree from an equivalent institution of higher learning in another country;
•	experience as a chief executive officer, chief operating officer or chief financial officer of a public or private company; or
•	public or private board experience.

Additionally, an individual shall not have been convicted of a felony or sanctioned or fined for a securities law violation of any nature. The committee in its sole discretion will determine whether a nominee satisfies the foregoing qualifications or possesses such other characteristics as deemed necessary by the committee.  Though we have no formal policy addressing diversity, pursuant to our bylaws, as amended, the committee will seeks to recommend nominees to the Board of Trustees that represent a diversity of experience, gender, race, ethnicity and age.  Any individual who does not satisfy the qualifications above is not eligible for nomination or election as a trustee.

The committee performs a preliminary evaluation of potential candidates primarily based on the need to fill any vacancies on our Board, the need to expand the size of our Board and the need to obtain representation in key disciplines and/or market areas.  The committee will seek to identify trustee candidates based on input provided by a number of sources, including committee members and other members of our Board of Trustees.  The committee also has the authority to consult with or retain advisors to carry out its duties.  Once a potential candidate is identified as one who fulfills a specific need, the committee performs a full evaluation of the potential candidate.  This evaluation includes reviewing the potential candidate’s background information, relevant experience, willingness to serve, independence and integrity.  In connection with this evaluation, the committee may interview the candidate in person or by telephone.  After completing its evaluation, the committee makes a recommendation to the full Board as to the individuals who should be nominated by our Board.  Our Board determines the nominees after considering the recommendations and a report of the committee.  The Nominating and Corporate Governance Committee will consider all individuals recommended by shareholders in the same manner as all other trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws. For more information see the section entitled “How and When May I Submit a Shareholder Proposal for Whitestone’s 2012 Annual Meeting of Shareholders?”

To date, the committee has not paid a fee to any third party to assist in the process of identifying or evaluating trustee candidates.

Audit Committee

The primary purposes of the Audit Committee are:

•	overseeing Whitestone’s accounting and financial reporting process, the audits of its financial statements; and

•	assisting the Board in monitoring the following:

•	the integrity of Whitestone’s financial statements and financial reporting processes and systems of internal controls;

•	the qualifications and independence of Whitestone’s independent accountants;

•	the performances of Whitestone’s independent accountants; and

•	Whitestone’s compliance with legal and regulatory requirements.

The committee also prepares a report each year for inclusion in our annual proxy statement in accordance with the rules of the SEC.

The committee currently consists of Daryl J. Carter, Donald F. Keating and Jack L. Mahaffey, with Mr. Keating serving as chairman.  Our Board of Trustees has determined that Mr. Keating is an “audit committee financial expert” as defined by the rules promulgated by the SEC.  Each member of the committee is “independent” under the NYSE Amex listing standards and applicable SEC rules.

Compensation Committee

The primary purposes of the Compensation Committee are as follows:

•	assisting our Board in discharging its responsibilities relating to compensation of Whitestone’s overall compensation and benefit structure; and

•	producing an annual report on executive compensation for inclusion in Whitestone’s annual meeting proxy statement in accordance with applicable rules and regulations.

The committee currently consists of Daniel G. DeVos, Donald F. Keating and Jack L. Mahaffey, with Mr. Mahaffey serving as chairman.  Each member of the committee is “independent” under the NYSE Amex listing standards and applicable SEC rules.

The committee has the sole authority to oversee the administration of compensation programs applicable to our executive officers and trustees.    Executive compensation is reviewed at least annually by the committee.  Our chief executive officer and chief operating officer complete performance reviews annually and provide recommendations with respect to our other executive officers.  Trustee compensation is reviewed periodically by the committee as its members deem appropriate.  The committee may delegate some or all of its authority to subcommittees when it deems appropriate.  See “Compensation Discussion and Analysis” for more information regarding the committee’s processes and procedures for consideration and determination of executive compensation.

The committee has the authority to engage and approve fees and other retention terms of outside advisors, without the approval of the Board of Trustees or management, to assist it in the performance of its duties. In 2011, the committee engaged CEL & Associates, Inc./CEL Compensation Advisors, LLC (“CEL”), an independent executive compensation consulting firm to assist the committee’s review and benchmarking of the 2010 compensation for our executive officers. CEL was selected for its specific expertise in the real estate industry and was directed by the committee to conduct a review and provide the committee with relevant market data to compare the compensation program of our executive officers to other real estate companies.

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct that is applicable to all members of our Board, our executive officers and our employees. We have posted our Code of Business Conduct and Ethics on the Corporate Governance section of our website at www.whitestonereit.com. If we amend or grant any waiver from a provision of our Code of Business Conduct and Ethics, we will publicly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at the address above or by filing a current report on Form 8-K.

Board Leadership Structure

Our Board believes that our Chief Executive Officer is best situated to serve as Chairman because he is the trustee most familiar with the company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategic initiatives. Independent trustees and management have different perspectives and roles in strategy development. Our independent trustees bring experience, oversight and expertise from outside our company and industry, while the Chief Executive Officer brings company-specific experience and expertise. We believe that consolidating our leadership structure without a lead independent trustee provides an efficient and effective management model, which fosters direct accountability, effective decision-making and alignment of corporate strategy between our Board and management.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Risk Management

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as more fully described in “Compensation Discussion and Analysis – Compensation Related Risk Management.” Our Audit Committee oversees management of financial risks. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.  Specific actions that have been taken by the Board include:

▪	A limitation on expenditures of $1.0 million without Board approval.
▪	A Board-level Investment Committee that reviews and approves all acquisition decisions.
▪	A limitation on base salary to $100,000 for any employee hired unless our Board approves a greater amount.
▪	The absence of golden parachute agreements with any NEO to help reduce influence of a potential merger or venture decision.
▪	Compliance policy (in place since 2007) regarding insider information, disclosure of non-public information, and limitation on employee and trustee transactions of our shares.

Communications with our Board of Trustees

We have established procedures for shareholders or other interested parties to communicate with our Board of Trustees, including our independent trustees.  Such parties can contact the Board by sending a letter to:  Whitestone REIT, Attn: Corporate Secretary, 2600 S. Gessner, Suite 500, Houston, Texas 77063.  Our Corporate

Secretary will review all communications made by this means and forward the communication to our Board or to any individual trustee to whom the communication is addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership information with respect to our common shares, as of March 23, 2011, including shares such persons had a right to acquire within 60 days after March 23, 2011, for (i) each person, or group of affiliated persons, who is known by us to own beneficially five percent or more of any class of our common shares; (ii) each of our trustees, (iii) each of our Named Executive Officers and (iii) all of our trustees and executive officers as a group.

Name of Beneficial Owner (1)	Class A Common Shares Beneficially Owned (2)	Class A Percentage Ownership	Class B Common Shares Beneficially Owned (2)	Class B Percentage Ownership	Total Percentage Ownership
5% Beneficial Owners:
FMR, LLC (3)	-	-	176,667	8.0%	3.1%
Perritt Capital Management, Inc.(4)	-	-	200,000	9.1%	3.5%

Named Executive Officers:
James C. Mastandrea	79,373(5)	2.3%	10,400	*	1.6%
John J. Dee	52,250(6)	1.5%	1,000	*	*
David K. Holeman	27,000(7)	*	5,000	*	*
Valarie L. King	18,667(8)	*	-	*	*
Daniel E. Nixon, Jr.	19,167(9)	*	1,500	*	*
Non-Employee Trustees:				*
Daryl J. Carter	1,667(10)	*	-	*	*
Daniel G. DeVos	1,667(11)	*	16,600	*	*
Donald F. Keating	14,811(12)	*	2,000	*	*
Jack L. Mahaffey	25,910(13)	*	-	*	*
All executive officers and trustees as a Group (9 persons) (14)	240,511	6.9%	36,500	1.7%	4.9%(15)

* Less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner is 2600 S. Gessner, Suite 500, Houston, Texas 77063.
(2)
Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to those shares.

(3)
Based on information provided by FMR, LLC (“FMR”) in a Schedule 13G filed with the SEC on February 14, 2011, reporting beneficial ownership as of December 31, 2010.  FMR possessed sole voting power over 0 shares and sole dispositive power over 176,667 of our Class B common shares.  The address of FMR is 82 Devonshire Street, Boston, MA 02109.

(4)
Based on information provided by Perritt Capital Management, Inc. (“Perritt”) in a Form 13F filed with the SEC on January 14, 2011, reporting ownership as of December 31, 2010. The address of Perritt is 300 South Wacker Drive, Suite 2880, Chicago, Illinois 60606.

(5)
Includes 65,172 restricted Class A common shares and excludes 114,357 restricted Class A common share units issued pursuant to the Plan and 234,637 OP units issued in connection with our acquisition of Spoerlein Commons, which are redeemable for cash or, at our option, for Class A common shares on a one-for-one basis. Mr. Mastandrea’s total ownership of common shares and OP units represents 4.3% of all common shares outstanding, assuming conversion of all OP units to Class A common shares, excluding OP units held by Whitestone REIT.

(6)	Includes 41,574 restricted Class A common shares and excludes 95,249 restricted Class A common share units issued pursuant to the Plan.
(7)	Includes 23,915 restricted Class A common shares and excludes 18,000 restricted Class A common share units issued pursuant to the Plan.
(8)	Includes 16,197 restricted Class A common shares and excludes 18,000 restricted Class A common share units issued pursuant to the Plan.

(9)	Includes 16,314 restricted Class A common shares and excludes 22,500 restricted Class A common share units issued pursuant to the Plan.
(10)	Includes 1,111 restricted Class A common shares.
(11)	Includes 1,111 restricted Class A common shares.
(12)	Includes 1,111 restricted Class A common shares and excludes 7,986 OP units, which are redeemable for cash or, at our option, for Class A common shares on a one-for-one basis.
(13)	Includes 1,111 restricted Class A common shares and excludes 10,648 OP units, which are redeemable for cash or, at our option, for Class A common shares on a one-for-one basis.
(14)	None of the shares beneficially owned by our trustees or NEOs have been pledged as security for an obligation.
(15)	Total ownership of the NEOs and trustees of common shares and OP units represents 7.1% of all common shares assuming conversion of all OP units, excluding OP units held by Whitestone REIT.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the disclosure requirements of Item 405 of SEC Regulations S-K require our trustees and executive officers and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC.  These persons are required by SEC rules to furnish us with copies of these reports.  Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, trustees and greater than 10% beneficial owners, we believe that during fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to any officers, trustees and shareholders were timely satisfied.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers. Our executive officers serve one-year terms at the pleasure of our Board.

Executive Officers	Age(1)	Position	Recent Business Experience
James C. Mastandrea	67	Chairman of the Board of Trustees and Chief Executive Officer (October 2006 – present)
President, Chief Executive Officer and Chairman of the Board of Trustees of Paragon Real Estate Equity and Investment Trust, a real estate company currently focused on value-added real estate and investments in shares of publicly-traded real estate investment (2003 – present); Chief Executive Officer/Founder of MDC Realty Corporation, a privately held residential and commercial real estate development company (1978 – present); Chief Executive Officer of Eagle’s Wings Aviation Corporation (1999 -2002), Chairman of the Board of Trustees and Chief Executive Officer of First Union Real Estate Investments, a NYSE listed REIT (1994 – 1998).

John J. Dee	59	Chief Operating Officer (October 2006 – present)
Trustee, Senior Vice President, and Chief Financial Officer of Paragon Real Estate Equity and Investment Trust (2003 – present); Senior Vice President and Chief Financial Officer of MDC Realty Corporation, a privately held residential and commercial real estate development company (2002 – 2003); Director of Finance and Administration for Frantz Ward, LLP (2000 – 2002); several management positions and most recently Senior Vice President and Chief Accounting Officer with First Union Real Estate Investments, a NYSE listed REIT (1978 to 2000).

David K. Holeman	47	Chief Financial Officer (November 2006 – present)
Chief Financial Officer of Hartman Management, our former advisor (2006); Vice President and Chief Financial Officer of Gexa Energy, a NASDAQ listed retail electricity provider (2004 – 2006); Controller and most recently Chief Financial Officer of Houston Cellular Telephone Company (1994 – 2003).

Valarie L. King	49	Sr. Vice President – Regional Director (October 2006 – present)	Several management positions and most recently Vice President of Property Management for Hartman Management, our former advisor (2000 – 2006).

Daniel E. Nixon, Jr.	62	Sr. Vice President – Regional Director (July 2007 – present)
Executive Vice President for Hull Storey Retail Group, LLC, owner of 17 enclosed malls, totaling 11 million square feet (2000 – 2007), several management positions and most recently Executive Vice President, Director of Retail at First Union Real Estate Investments, a NYSE listed REIT (1978-1999).

______________
(1) As of  March 23, 2011.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion & Analysis, or CD&A, focuses on our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, which we refer to as the named executive officers, or NEOs, about important information and summary material regarding the compensation levels, incentive programs, incentive awards, compensation policy and governance.  The CD&A presents the philosophy, methods and processes that our Compensation Committee, or the Committee, uses to make decisions regarding NEO compensation.

The Committee believes that the information presented herein demonstrates that our NEO team has accomplished significant goals on behalf of our shareholders in 2010, and has done so without cash incentives and with below market salaries.  The NEOs’ willingness to voluntarily reduce their base salaries to reduce costs, and expand their responsibilities to maintain efficient operations with reduced manpower, is a powerful statement of commitment to the long term success of our company and our shareholders.  Further, we believe the interests of the NEOs are strongly aligned with those of our shareholders, as our Long-Term Equity Incentive Ownership Plan, or the Plan, approved by shareholders in 2008, which provides for long-term performance-based vesting of our shares, is currently the primary component of our incentive-based compensation.  We believe the information in this CD&A also demonstrates that our compensation governance program is commensurate with our company’s growth and follows the best practices in the industry.

The Committee’s charter specifies responsibility for establishing, implementing and continually monitoring our executive compensation programs.  Additionally, the Committee is responsible for the assessment of executive compensation relative to our performance, the rationale in ensuring that the application of our compensation plans to specific executive incentive awards is justifiably appropriate, and making all compensation-related recommendations to our Board.

The material presented in this CD&A relates to: (1) all compensation components for our five NEOs, and (2) to the extent required, an understanding of our executive compensation and Committee activities, responsibilities and decisions, and provides summary information on the following:

▪	our overall compensation programs and characteristics;
▪	performance evaluation methodology and results;
▪	compensation plans adopted and that may be considered in the future; and
▪	comparative market compensation assessment.

Throughout this discussion, James C. Mastandrea, our Chairman and Chief Executive Officer, John J. Dee, our Chief Operating Officer, David K. Holeman, our Chief Financial Officer, Valarie L. King, our Senior Vice President – Regional Director (Southwest) and Daniel E. Nixon, Jr., our Senior Vice President – Regional Director (Texas and Central) are the executives referred to as NEOs.

Highlights and Summary

2010 was a challenging yet successful year for our company because we achieved one of our major goals of having our shares become publicly traded through a public offering and concurrent listing of our Class B common shares on a stock exchange.  This allowed for a broader shareholder base, institutional investor interest, shareholder liquidity and a market-based indication of value.

Executive compensation for 2010 reflected many of the policy actions initiated in 2009 to reduce costs during the economic downturn.  The highlights of 2010 include:

▪	Base salaries remained at the reduced levels of October 2009 when the NEOs voluntarily agreed to reduce their base salaries by 12.5%.
▪	No bonus payments were made for 2010 performance, except to the CFO recognizing his contributions in the successful public offering.
▪
Increased funds from operations, or FFO, in 2009, attained through both focused operations management and acquisitions, triggered in March 2010 the vesting of the first 10% of long-term incentive awards granted pursuant to the Plan.

▪	All perquisites and miscellaneous expenses that were reduced or eliminated in 2009 remained even in 2010.
▪	No additional incentive or compensation programs were adopted in 2010.
▪	No changes to our existing incentive program were made.
▪
The NEOs, as well as all other participants in the Plan, elected to return a portion of the shares that vested in March 2010 to pay their estimated tax obligations and were granted an equal number of restricted shares to replace the shares returned to the company, which will vest equally over three years.

We believe the actions of the company and the Committee in 2010 reflect not only the best interests of the shareholders but also many of the industry best practices in compensation governance, including:

▪	A general policy of pay-for-performance and an alignment of the interests of our NEOs with the economic interests of our shareholders.
▪	Three levels of compensation – base salary and two levels of variable compensation, comprised of a short-term annual bonus program and a long-term incentive program earned over many years.
▪	Elimination of cash bonuses during a period of downward economic and operating pressure.
▪	Salary reductions for NEOs, as well as other employees, to reduce general and administrative expenses.
▪	Reorganization of operating functions and combining of responsibilities.
▪	No reinstatement of base salaries to pre-reduction levels of 2009, although many companies in the industry did increase salaries in 2010.
▪
Continuous oversight, evaluation and monitoring of general economic conditions, the markets associated with our assets, our tenant base, and general operating and financial policies to determine if the actions/decisions which drive incentive compensation would involve any unnecessary or excessive risk.

Compensation Strategy and Philosophy

Total compensation for our NEOs is highly weighted to long-term incentive opportunity and highly correlated with increasing shareholder value, consistent with the overall philosophy and compensation strategy adopted by the Committee.

The Committee believes that the most effective executive compensation strategy is one that encourages entrepreneurship, which is a core driver of creating real estate value and is designed to target specific annual and long-term goals defined by management and approved by our Board, and aligns the economic interests of company associates with shareholders. This strategy is designed to reward the achievement of performance above established goals that contribute to increased shareholder value.

The Committee believes that an effective executive compensation strategy has several components aimed at specific objectives and timeframes.

▪
Base Salary. The Committee believes the base salary should be reflective of position, responsibility and experience, and correlated with market-based salary levels for similar positions with competitor companies. The Committee believes that the 50th percentile level of our competitive market is the appropriate benchmark to target for base salary at this time for our growth and size, however members of our senior management, including our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, fall below that level.

▪
Annual Incentive Bonus. A bonus provides an opportunity for selected employees (and potentially all employees) to receive an annual cash (or potentially cash and shares) award based on the achievement of specific organization, operating and financial goals and objectives at three levels during any fiscal year of our operation:

o	corporate performance;
o	business unit (functional area) performance; and
o	individual performance.

Currently, we have not formalized an annual bonus incentive plan, but may design a plan in the future. The Committee believes that any design of an annual incentive plan should establish a threshold, target and maximum incentive opportunity for participants. Additionally, the annual incentive plan should be designed to provide an effective weighting and performance measurement system for corporate, business unit (functional), and individual objectives, and be flexible to adapt to our changing needs and circumstances. Because of the current economic conditions, annual incentive bonuses were generally eliminated subsequent to March 2008.

▪
Long-Term Equity Incentive Plan. In July 2008, our shareholders approved the Plan to provide equity-based grants as incentive compensation to our NEOs and other employees. A long-term incentive plan is an opportunity for our NEOs and other employees to receive grants of equity (restricted shares and restricted share units) that vest upon the achievement of long-term incremental value for the company and our shareholders. The Plan is designed to encourage entrepreneurship and align the interests of our NEOs and employees with our long-term strategy and is expected to be an important component of total compensation and key retention of participants.

▪
Benefits and Other Perquisites. We provide the NEOs, as well as all other employees, a full range of benefits related to insurances for health and security. These benefit plans, and other perquisites to key employees, are consistent with our competitors for experienced executives and are an important component of retention.

The Committee charter outlines the Committee’s key objectives in the governance of compensation plan development and award decisions, including its major responsibilities to evaluate our performance and executive compensation and the relationship between them in any year and over time, one of the fundamental rationales for incentive compensation. Additionally, the Committee must ensure to the extent possible that we maintain our ability to attract and retain employees in key positions and that compensation opportunities to key employees remain competitive relative to those of similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages currently provided and to be developed will reflect the elements outlined above and have specific performance measurement and accountability procedures to correlate with incentive awards.

Compensation Objectives

In association with the overall compensation strategy and philosophy outlined above, the Committee defines its core values and fundamental guiding principles relating to executive compensation as follows:

▪
Compensation is linked to performance. Executive pay is linked to the company’s performance and performance of the NEOs. NEOs should be rewarded for achieving annual strategic, operating, and financial goals. Goals should be defined and directed by our strategic plan. Long-term compensation should promote retention and align the interests of management and employees with the long-term interests of shareholders.

▪
Compensation elements should be appropriately balanced. The mix of compensation elements will vary with respect to each NEO’s position and the company’s circumstances. Base salary and benefits are designed to attract and retain experienced key personnel. Annual incentives emphasize annual objectives, while long-term compensation emphasizes growth in profitability and shareholder value.

The proportion of “guaranteed” and “at risk (incentive)” compensation should be structured by position consistent with responsibility, target total compensation level and market benchmarks. Additionally, a severance benefits program is appropriate to encourage retention and objectivity in connection with events that may trigger a change in control of us or other circumstances of separation. We do not currently have a general severance benefits program, but may develop one in the future.

▪
Compensation should be fair and competitive. The Committee strives to establish fair and competitive compensation for the NEOs (and other management), and does so by the process and assessment methods as described in the Committee charter.

▪
Executive stock ownership is expected. The Committee believes that all executive officers (and to the extent possible, all employees) should also be our shareholders. The Committee, as wells as the NEOs, expect compensation in the form of awards pursuant to the Plan to help achieve this objective.

▪
The Committee and Board exercise independent judgment. On behalf of our shareholders, the Committee and our Board ensure that executive compensation is appropriate and effective, and that all assessments, engagement of advisors, analysis, discussion, rationale and decision making are through the exercise of independent judgment.

▪
Compensation may be structured to meet corporate tax and accounting rules. We generally structure the NEO compensation so that all elements of pay are tax deductible to us. Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, limits the amount of compensation we may deduct in any fiscal year. Compensation above these limits can be deducted if it is awarded under a shareholder approved “performance-based” incentive compensation plan. Under an annual incentive plan, awards which would limit the deductibility of compensation by us may (upon approval of the Committee) be delayed until a period where the deduction can be taken. We adhere to all Financial Accounting Standards Board, or FASB, requirements related to the accounting treatment and reporting of compensation expense and valuation.

Roles and Responsibilities in Compensation Decisions

The Committee is specifically responsible for compensation decisions related to the Chairman and Chief Executive Officer.

The Committee reviews, assesses and approves recommendations from the Chairman and Chief Executive Officer regarding any determination of base salary and bonuses to all officers, including the other NEOs.  The Committee’s philosophy and strategy, and the programs adopted by our Board, establish the general parameters within which the Chairman and Chief Executive Officer determines the recommended compensation for the other NEOs.

James C. Mastandrea, Chairman and Chief Executive Officer, and John J. Dee, Chief Operating Officer, annually review the performance of our other executive officers.  The conclusions reached and recommendations made based on these reviews, including base salary adjustments as well as bonuses, are presented to the Committee.  The Committee can exercise its discretion in modifying any recommended salary adjustment or bonus award. The Committee also evaluates the performance of our NEOs.

The Committee hires an independent outside compensation consultant familiar with the real estate industry, generally, and our competitors, specifically, for use in the assessment of market compensation for the NEOs and the general market conditions as related to compensation policy and practices in the industry and among our competitors.  This information is used by the Committee to judge industry performance as it relates to the company and to address questions related to effective compensation plans and associate retention.

The Chairman and Chief Executive Officer and Chief Operating Officer may also hire independent compensation advisors (other than those hired by the Committee) in conjunction with the Committee to provide the Committee with additional information for compensation levels and programs for the Committee’s consideration, but did not do so in 2010.

Setting Executive Compensation

Based on the strategy and philosophy described above, the Committee has structured our annual and long term executive compensation to motivate the executive officers to achieve our business goals and reward the executive officers for achieving those goals.  In 2008, the Committee engaged CEL & Associates, Inc., or CEL, an independent executive compensation consulting firm with specific expertise in the real estate industry, to conduct a review and benchmarking of total compensation levels for our executive officers.  The Committee again engaged CEL in 2011, both to review and analyze our 2010 NEO compensation, as well as to assist the Committee in setting compensation for 2011.  See “ − 2011 Compensation Actions.” CEL provided the Committee with relevant market data and benchmarking recommendations for consideration by the Committee.  In addition to market benchmarking, CEL has previously provided annual and long-term plan alternatives to consider when designing and adopting compensation programs for our NEOs.  The Committee also independently reviews public disclosures made by companies in the real estate industry and published surveys with particular focus on companies of similar size within our industry.

As a part of the compensation decision making process, the Committee compares each element comprising total compensation for our NEO positions against similar positions in a peer group of other real estate investment trusts, or REITs, which we refer to as the Compensation Peer Group.  The Compensation Peer Group, which is periodically reviewed and updated by the Committee, consists of companies with which we believe we compete for talent, investment opportunity, and shareholder investment.

In 2008, the Committee utilized the CEL analysis to set 2008 compensation, which remained unchanged in 2009.  In October 2009, the NEOs voluntarily agreed to reductions in their base salaries of 12.5%.  The NEOs voluntarily agreed to continue the salary reductions in 2010.  Therefore, based upon economic conditions, our performance goals and the recommendations of the NEOs, the Committee made no changes to the reduced compensation levels in setting 2010 executive compensation.

The 2008 analysis included a total of seventeen (17) public companies and nine (9) private companies. The public companies included the following, though some of them have since been acquired or merged:

Acadia Realty Trust	Marcus Corporations
AmREIT	PS Business Parks, Inc.
Capital Lease Funding, Inc	Ramco-Gershenson Properties Trust
Cedar Shopping Centers, Inc.	Republic Property Trust
Columbia Equity Trust	Saul Centers, Inc.
First Potomac Realty Trust	Spirit Finance Corporation
Government Properties Trust, Inc.	Thomas Properties Group, Inc.
Kite Realty Group Trust	Urstadt Biddle Properties, Inc.
Winthrop Realty Trust

We compete with many companies for experienced executives, and the Committee generally has set compensation for the NEOs relative to the range of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations to this objective may occur as dictated by the experience level of the individual, market factors, and circumstances particular to us.

The philosophy of the Committee is to provide programs that offer a significant percentage of total compensation from performance-based incentives.  Alignment of key management and employees with our growth and the creation of value is the guiding principle of our compensation program.  Currently, given our limited operating history as an internally managed REIT, policies, specific incentive compensation targets and the mix between cash and equity incentives for key employees will continue to evolve.

The Committee will continue to review a variety of information, including that provided by CEL, to determine the appropriate level and mix of incentive compensation. Income from incentive compensation is realized as a result of our performance and that of individual performance, measured against established goals.  The Committee believes that our NEOs must think and act like owners to create value, and therefore a significant portion of total compensation to our NEOs should be in the form of share-based long-term incentive compensation.  A comprehensive incentive compensation program is a key strategic plan element for us.  With the implementation of the Plan in 2009, the Committee believes the NEOs have a long-term equity program that meets the philosophy of the Committee to link executive compensation to our increased value. The Committee and management continue to evaluate annual incentive plans as part of the comprehensive compensation program.

Compensation Related Risk Management

Incentive compensation plans and other opportunities for additional compensation are triggered by financial and operating results and achieved by the behavior and decisions of management.  As a part of compensation governance, the Committee must take an oversight role to monitor the actions of management and the opportunities in compensation presented to management to ensure that incentive programs are not creating an environment of excessive risk taking which could be detrimental to shareholders.  This “risk management” aspect of the Committee’s responsibility is an evolving industry responsibility and focus.  The Committee has taken certain steps to establish policies that will limit and manage the risk of management actions as well as measure and monitor business activities that can indicate risk and risk management needs.  The relatively smaller size of our company at this time makes these risk management policies easier to manage.  However, as the company grows, the Committee will consider and adopt policies as needed to continue to ensure that decisions associated with incentive compensation opportunity do not exceed the intended risk level for the company.

Employment Agreements; Payments Upon Change of Control

We have not entered into employment agreements with any of our executive officers. However, the Plan provides for certain vesting for all participants in the event of a change in control.  The following summarizes the compensation payable to each NEO in the event of a termination of the executive’s employment.

Payments Made Upon Any Termination. In all events, we are obligated to pay all salary and benefits accrued to the executive through and including the date of termination.

Payments Made Upon Voluntary Termination. In the event of an employee voluntary separation, we are obligated to pay all salary and benefits accrued to the executive through and including the date of termination, but no incentive compensation.  Acceleration of the vesting of restricted shares or restricted share units will not occur in this circumstance.

Payments Made Upon Death or Disability. In the event of the employee’s death or disability, any unvested restricted common shares or unvested restricted common share units shall immediately vest.

Award Vesting Acceleration. In the event of a Change in Control, as defined below, any unvested restricted common shares or restricted common share units granted pursuant to the Plan will automatically vest prior to the consummation of such Change in Control.  In addition, if there are any restricted common share units which have been allocated but not yet granted and the employee remains employed with the acquiring or successor entity, then the employee must receive an award of a comparable value covering shares of a successor corporation.

Change in Control means, unless otherwise defined in the applicable award agreement, any of the following events:

•
any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than us or one of our wholly-owned subsidiaries or any employee benefit plan of us or any of our subsidiaries, becomes the beneficial owner of 35% or more of the combined voting power of our outstanding securities that may be cast for the election of our trustees;

•
as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, less than a majority of the voting power of our outstanding securities or any successor company or entity entitled to vote generally in the election of our trustees or other corporation or entity after such transaction is held in the aggregate by our security holders entitled to vote generally in the election of our trustees immediately prior to such transaction;

•
during any period of two consecutive years, individuals who at the beginning of that period constitute our Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by our shareholders, of each of our trustees first elected during that period was approved by a vote of at least two-thirds (2/3rds) of our trustees then still in office who were (a) our trustees at the beginning of that period, and (b) not initially (1) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a person other than our Board, or (2) designated by a person who has entered into an agreement with us to effect a transaction described in (1) or (2) above or (4) or (5) below;

•	our complete liquidation or dissolution;

•	the sale or other disposition of all or substantially all of our assets to any person; or

•
with respect to award agreements for James C. Mastandrea, as Chairman and Chief Executive Officer, John J. Dee, the Chief Operating Officer, and David K. Holeman, the Chief Financial Officer, only, a termination of our Chief Executive Officer without cause, excluding non-appealable determinations by a court of law for fraud, gross negligence, or willful neglect, which would be considered termination for cause.

2010 Executive Compensation Elements

A description of Whitestone’s compensation elements during 2010 are presented below.

Base Salary. The NEOs receive a base salary established by an assessment of the responsibilities, skills and experience related to their respective positions, and an evaluation of the base salary of comparable positions in peer companies in the market in general. Other factors considered in base salary determinations are individual performance, the success of each business unit (functional area), the competitiveness of the executive’s total compensation, our ability to pay an appropriate and competitive salary, and grants under our Plan.  In the past, the NEOs were eligible for annual increases in their base salary as a result of: individual performance; their salary relative to the compensation paid to similarly situated executives in companies comprising our Compensation Peer Group; cost of living considerations; and the time interval and changes in responsibility since the last salary increase.  Our Board implemented a salary freeze in March 2008 for the salary of all employees above the Assistant Vice President level, which includes all of our NEOs. Because of the difficult economic times during 2009 and 2010, no employee received an annual raise.  Additionally, in October 2009, the NEOs voluntarily agreed to reductions in their base salaries by 12.5% as part of a corporate realignment program to reduce overhead, which included making salary reductions for other employees, eliminating positions and combining job responsibilities throughout the company.

Annual Bonus. At this time, we do not have an annual cash incentive plan, though the Committee may adopt one and may, in accordance with that plan, award annual bonuses to an executive for the achievement of specific operating and financial goals by us, the individual’s business unit or functional area, and the individual’s personal achievements and performance. Because of the difficult economic times, no bonuses were paid in 2009. In 2010, we only paid a bonus to our CFO to recognize his contributions to our successful public offering.

Long-Term Equity Incentive Compensation. The Committee made initial grants under the Plan in January 2009.  Because the majority of the NEOs’ annual salaries have been below the Committee’s goal of the 50th percentile of our Compensation Peer Group, and because the Plan had been under discussion, review, and development since 2007, the value of the grants from the Plan are a significant portion of compensation compared to annual cash compensation, which was intended to provide a meaningful incentive to create value for our shareholders by growing our company and getting listed on a national securities exchange.

The grants may provide significant value for the NEOs, but because the grants are 100% performance based, the NEOs will only receive that value by achieving financial goals for the company.  The Committee believes the NEOs are truly shoulder-to-shoulder with the shareholders and motivated to achieve extraordinary operating results to have the grants vest and the restrictions removed.

The January 2009 awards consisted of restricted Class A common shares and Class A common share units that vest incrementally upon achievement of five increasing levels of FFO. The first of five goals was achieved in 2009 when the company reported FFO of $8.6 million, which was more than double the FFO of 2008.  In order for all of the grants to vest, FFO must exceed $43 million, an increase of more than ten times the 2008 FFO when the goals were established.

The 10% vesting of granted restricted shares and restricted share units in 2009 created a tax obligation to the recipients for 2010.  Under normal circumstances, this tax obligation is anticipated by the recipient because there is no associated cash compensation with which to pay the taxes.  Because the NEOs agreed to reduce their base salary by 12.5% and because there was no annual bonus compensation, the Committee recognized that the tax payment was indeed a “special” hardship at this point in time after achieving the first milestone of the performance-based Plan.

To accommodate the tax obligation needs of the NEOs, the Committee allowed the NEOs, as well as all participants, to return to the company a portion of their vested shares sufficient to cover their estimated tax liability.  In return, the Committee granted replacement restricted shares to the NEOs, as well as all participants, in an equal number with a three year ratable vesting period (non-performance-based as they had already achieved a successful performance vesting within the Plan).

The following table reflects the restricted common shares granted to the NEOs in 2010 to replace the return of vested shares for the estimated tax obligation of the vesting in 2010.

	Grant Date	Number of Shares (1)	Award Type
James C. Mastandrea	4/19/2010	5,172	Class A Common Shares
John J. Dee	4/19/2010	4,074	Class A Common Shares
David K. Holeman	4/19/2010	1,415	Class A Common Shares
Valarie L. King	4/19/2010	1,197	Class A Common Shares
Daniel E. Nixon, Jr.	4/19/2010	1,314	Class A Common Shares

(1)	The restricted Class A common shares vest 1/3rd on April 19, 2011, 1/3rd on April 19, 2012 and 1/3rd on April 19, 2013.

Perquisites and Other Personal Benefits. We provide our NEOs with benefits and other personal perquisites that we deem reasonable and consistent with our overall compensation program. Such benefits enable us to attract and retain superior employees for key positions. The Committee periodically reviews our overall compensation program and specific perquisites provided to the NEOs.

Three of our NEOs (James C. Mastandrea, John J. Dee, and Daniel E. Nixon, Jr.) have relocated to the Houston area.  We have agreed to pay for all reasonable relocation costs including, but not limited to, temporary living expenses, all costs associated with moving household items and personal cars, necessary roundtrip air travel, the costs associated with selling homes, including the cost of preparing the houses for sale, sales consultation costs, reimbursement of realtor’s commission upon sale, and other selling costs.  The Committee has also negotiated and approved an agreement between the company and Mr. Mastandrea regarding the disposition of his home in Cleveland, Ohio.  The details of this transaction are more fully described in the section “Certain Relationships and Related Transactions,” and involves the hiring of a professional relocation firm to market the home, and reimbursement of Mr. Mastandrea for losses not to exceed $700,000 plus tax on the amount of such payment at the maximum federal income tax rate. The first $450,000 of any such payment is to be paid in cash and the excess, if any, to be paid in common shares in equal amounts over four quarters. Any payment related to the relocation will include the tax at the maximum federal income tax rate.  Additionally, the agreement calls for the continued reimbursement of the Mastandrea family housing, and other expenses incident to their ownership of the home.

2011 Compensation Actions

Following our public offering and the listing of our Class B common shares on the NYSE Amex in August 2010, the Committee engaged CEL in January 2011 to review and analyze our current compensation levels and to advise the Committee with respect to the compensation of our NEOs as compared to other real estate companies. In its 2011 engagement, CEL conducted a review of the 2008 peer group due to changes in the financial condition of many of the companies formerly in the peer group, the merger and privatization of several firms, and to be certain that the range of peer companies best represent the company, taking into consideration our public offering and the listing of our shares in 2010. The companies comprising the Compensation Peer Group in 2011 include firms based primarily on the following criteria:

▪	Public real estate companies structured as equity REITs that own, invest, manage and develop real estate assets similar to us through an integrated and self-managed operating platform;

▪
Real estate firms which focus on shopping centers, retail assets, and related community based property types consistent with our strategy of creating communities including office, healthcare and diversified categories;

▪	Firms of similar size as us measured by market capitalization (implied market cap, and total capitalization), gross leasable area (square feet), number of properties, and number of employees; and

▪	Firms which report a range of performance results (FFO and FFO per share) which correlates with that of the company.

A total of 12 public companies were used in the CEL analysis for 2011 and are listed below with their respective exchange ticker symbol.

Agree Realty Corporation (ADC)	Gyrodyne Company of America (GYRO)
AmREIT, Inc. (currently not traded)	Kite Realty Group Trust (KRG)
Cedar Shopping Centers (CDR)	Mission West Properties, Inc. (MSW)
Cogdell Spencer Inc. (CSA)	Monmouth Real Estate Investment Corp. (MNR)
First Real Estate Investment Trust – NJ (FREVS)	One Liberty Properties, Inc. (OLP)
Gladstone Commercial Corporation (GOOD)	Urstadt Biddle Properties, Inc. (UBA)

 CEL’s review and benchmarking analysis reaffirmed that the NEOs’ cash compensation, comprised of base salary and annual bonus, is below the Committee’s target of the 50th percentile when compared to the new Compensation Peer Group.  The performance-based equity grants made in January 2009 pursuant to the Plan remain a significant portion of the NEOs’ total compensation as compared to cash compensation. In order for the NEOs to earn the performance-based equity grants, they must achieve increasing levels of FFO, ultimately ten times higher than the FFO in 2008, when the goals were established. This long-term, performance-based program motivates the NEOs to profitably grow the company and aligns their interests with those of our shareholders. Based on the foregoing, the Committee concluded that our 2010 NEO compensation levels were appropriate given the economic conditions and our performance.  The Committee will consider CEL’s 2011 analysis, as well as a variety of other information, to determine the appropriate level and mix of incentive compensation in 2011.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of Messrs. DeVos, Keating, and Mahaffey. None of the members of our Compensation Committee during 2010 is or has served as an officer or employee for us and none of our executive officers has served on the board of directors or compensation committee of any company whose executive officers served on our Compensation Committee or our Board.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and, based on such review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and Whitestone’s Annual Report.

Respectfully submitted,
Whitestone REIT Compensation Committee
Jack L. Mahaffey, Chairman
Daniel G. DeVos
Donald F. Keating

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our NEOs in 2008, 2009 and 2010.  Additionally in October 2009, the NEOs voluntarily agreed to reductions in their base salaries by 12.5% as part of a corporate realignment program to reduce overhead and other operating expenses.

Whitestone REIT
2010 Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus (2)	Class A Common Share Awards (3)	All Other Compensation		Total

James C. Mastandrea	2010	262,500	-	79,907	83,265	(4)	425,673
Chairman & Chief	2009	291,346	-	2,402,196	66,137	(5)	2,759,679
Executive Officer	2008	284,616	75,000	-	89,130	(6)	448,746

John J. Dee	2010	175,000	-	62,943	23,916	(7)	261,860
Chief Operating Officer	2009	194,281	-	1,795,481	44,493	(8)	2,034,255
	2008	193,846	50,000	-	40,509	(9)	284,355

David K. Holeman	2010	154,875	14,271	21,862	-		191,008
Chief Financial Officer	2009	172,674	-	593,010	3,472	(10)	769,156
	2008	176,703	5,000	-	4,676	(10)	186,379

Valarie L. King	2010	91,000	-	18,494	-		109,494
SVP-Regional Director	2009	101,000	-	469,560	1,440	(10)	572,000
	2008	103,385	10,000	-	3,402	(10)	116,787

Daniel E. Nixon, Jr.	2010	159,425	-	20,301	1,394	(11)	181,120
Senior Vice President -	2009	176,944	-	525,230	11,073	(12)	713,247
Regional Director	2008	175,000	5,396	-	26,324	(13)	206,720

(1)	Base Salary paid in 2010, 2009 and 2008.
(2)	Discretionary bonuses for 2010, 2009 and 2008.
(3)
Represents the grant date fair value of restricted common shares and restricted common share units with a 2010 and 2009 grant date and do not necessarily reflect compensation actually received by the named executive officers in 2010 and 2009.  The grant date fair values were calculated in accordance with ASC 718, “Compensation-Stock Compensation.”

(4)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $46,657, (c) matching contributions under our 401(k) plan, (d) health insurance, and (e) relocation related travel of $17,688.

(5)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $34,021, (c) matching contributions under our 401(k) plan, (d) health insurance, and (e) relocation related travel of $11,276.

(6)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $40,122, (c) matching contributions under our 401(k) plan, (d) health insurance, and (e) relocation related travel of $25,825.

(7)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $20,724, (c) matching contributions under our 401(k) plan, (d) health insurance, and (e) relocation related travel.

(8)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $31,848, (c) matching contributions under our 401(k) plan, (d) health insurance, and (e) relocation related travel of $7,113.

(9)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $24,177, (c) matching contributions under our 401(k) plan, (d) health insurance, and (e) relocation related travel of $7,113.

(10)	Represents matching contributions under our 401(k) plan.
(11)	Includes matching contributions under our 401(k) plan of $1,104.
(12)	Represents (a) auto allowance, (b) matching contributions under our 401(k) plan of $3,433, and (c) relocation related travel.
(13)	Represents (a) auto allowance, (b) temporary housing costs, (c) matching contributions under our 401(k) plan of $4,038, (d) health insurance and (e) relocation related travel.

Grants of Plan Based Awards

The following table sets forth certain information with respect to shares granted during the year ended December 31, 2010 for each named officer.

Name	Estimated Future Payouts Under Equity Incentive Plan Awards (1)		Grant Date Fair Value of Share Awards (2)
	Grant Date	All Other Share Awards: Number of Shares(1)
James C. Mastandrea	4/19/2010	5,172	$ 79,907
John J. Dee	4/19/2010	4,074	62,943
David K. Holeman	4/19/2010	1,415	21,862
Valarie L. King	4/19/2010	1,197	18,494
Daniel E. Nixon, Jr.	4/19/2010	1,314	20,301

(1)	The restricted Class A common shares vest 1/3rd on April 19, 2011, 1/3rd on April 19, 2012 and 1/3rd on April 19, 2013.

(2)	Amount represents the grant date fair values, as calculated in accordance with ASC 718, “Compensation-Stock Compensation.”

Outstanding Equity Awards at Fiscal Year End 2010

The following table sets forth certain information with respect to the market value as of December 31, 2010 of all unvested share and unit awards held by each NEO as of December 31, 2010.

Name	Share Awards
	Number of Shares that Have Not Vested(1)	Market Value of Shares that Have Not Vested(2)	Equity Incentive Plan Awards Number of Shares or Units that Have Not Vested(3)	Equity Incentive Plan Awards Market Value of Shares or Units that Have Not Vested(2)
James C. Mastandrea	5,172	$76,546	38,746	$ 573,441
John J. Dee	4,074	60,295	29,500	436,600
David K. Holeman	1,415	20,942	9,000	133,200
Valarie L. King	1,197	17,716	7,334	108,543
Daniel E. Nixon, Jr.	1,314	19,447	8,334	123,343

______________
(1)	The restricted Class A common shares vest 1/3rd on April 19, 2011, 1/3rd on April 19, 2012 and 1/3rd on April 19, 2013.
(2)	Market value based on closing price of Class B common shares of $14.80 on December 31, 2010.
(3)
Reflects shares and units that will vest at the target performance goal, or 30% of the total award, less the shares and units that vested upon the company meeting the threshold performance goal, or 10% of the total award. Such shares and units vested on March 25, 2010 based on 2009 performance.

2010 Option Exercises and Shares Vested

We have not granted any stock options to employees during the year ended December 31, 2010.  The following table sets forth information with respect to shares and units vested during the year ended December 31, 2010.

Name	Class A Common Share Awards (1)
	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (3)
James C. Mastandrea	19,373	$299,313
John J. Dee	14,750	227,888
David K. Holeman	4,500	69,525
Valarie L. King	3,667	56,650
Daniel E. Nixon, Jr.	4,167	64,375

(1)	All share awards shown were granted on January 2, 2009.
(2)	Shares and units vested on March 25, 2010 based on 2009 performance.
(3)	Our Class A common shares are not listed on a national exchange. The market value is based on observable transactions.

COMPENSATION OF TRUSTEES

Cash Compensation

We pay our non-employee trustees an annual fee of $10,000 and $1,000 for each in-person Board meeting and $500 for each telephonic Board meeting they attend. Trustees do not receive additional compensation for committee meetings. Non-employee trustees also are reimbursed for out-of-pocket expenses incurred to attend Board meetings.

Equity Awards

On March 25, 2009, each of our independent trustees were granted 1,667 restricted common shares which vest in equal installments on or about March 25, 2010, 2011, and 2012.  No equity awards were made in 2010.

2010 Trustee Compensation

The table below summarizes the compensation we paid to each non-employee trustee in 2010.  No employee who serves as a trustee is paid for those services.

Name(1)	Fees Earned or Paid in Cash	Share Awards(2)	Total(3)
Daryl J. Carter	$15,500	-	$15,500
Daniel G. DeVos	16,500	-	16,500
Donald F. Keating	16,500	-	16,500
Jack L. Mahaffey	16,500	-	16,500

____________
(1)
James C. Mastandrea, our Chairman of the Board and Chief Executive Officer, is not included in the table as he is an employee and thus receives no compensation for his services as a trustee. The compensation received by Mr. Mastandrea as an employee is shown in the Summary Compensation Table above.

(2)	No shares awards were made in 2010.
(3)	We do not have a pension plan or non-qualified deferred compensation plan.

PROPOSAL NO. 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, added Section 14A to the Securities Exchange Act of 1934, which requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our shareholders. Our compensation programs are designed to reward our NEOs for the achievement of long-term strategic and operational goals and the achievement of increased value for shareholders. The NEOs’ willingness to voluntarily reduce their base salaries to reduce costs and expand their responsibilities to maintain efficient operations with reduced manpower, is a powerful statement of commitment to the long term success of Whitestone and our shareholders.  Our Long-Term Equity Incentive Ownership Plan further aligns the interests of our NEOs with those of our shareholders, as the primary grants to our NEOs pursuant to the Plan provide for performance-based vesting of our shares.  We encourage you to carefully review the section of this proxy statement entitled “Compensation Discussion and Analysis” for additional details on our executive compensation program as well as the reasons and processes for how our Compensation Committee determined the structure and amounts of the 2010 compensation of our NEOs.

We are asking our shareholders to indicate their support for the compensation of our NEOs as set forth in this proxy statement.  Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the annual meeting.

“RESOLVED, that the shareholders of Whitestone REIT approve, on an advisory basis, the compensation of Whitestone REIT’s named executive officers, as disclosed pursuant to item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in this proxy statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the company, our Board of Trustees or our Compensation Committee. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Our Board of Trustees unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs as disclosed in this proxy statement.

PROPOSAL NO. 3 – ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE
ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934 also provide that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our NEOs.  By voting with respect to this proposal, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Trustees has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the company and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation.

In determining to recommend that shareholders vote for a frequency of once every three years, the Board considered that our executive compensation program is designed in large part to create long-term shareholder value; therefore, the Board of Trustees believes that holding an advisory vote on executive compensation every three years is sufficient and appropriate to assess whether the compensation program is sufficiently motivating our NEOs and driving shareholder value. If we were to hold such votes more frequently, we believe the potential for substantial changes in compensation programs as a result of those votes could be disruptive to the incentives being provided to our NEOs to maximize long-term shareholder value.  In addition, currently outstanding equity incentive grants pursuant to the Plan are based upon the NEOs achieving increased levels of FFO and do not fully vest until our FFO reaches a level that is ten times the 2008 level at the time of the grants. The NEOs are highly incentivized to achieve increased levels of FFO to create value for the shareholders. As we make changes to compensation programs in the future, an advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to disclose our executive compensation program during the period between advisory votes on executive compensation.

Our shareholders are being asked to vote, on an advisory basis, for the preferred frequency of the advisory vote on executive compensation by selecting the option of one year, two years or three years or abstain from voting when voting in response to the resolution set forth below.

“RESOLVED, that the shareholders of Whitestone REIT determine, on an advisory basis, whether the shareholders of Whitestone REIT shall conduct an advisory vote every one year, two years or three years regarding the compensation of Whitestone REIT’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in Whitestone REIT’s annual proxy statements.”

Our Board and our Compensation Committee value the opinions of our shareholders in this matter, and our Board will give careful consideration to the frequency most preferred by our shareholders and will evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the company, our Board of Trustees or our Compensation Committee, the Board may decide that it is in the best interests of our shareholders that we hold an advisory vote on executive compensation more or less frequently than the option most preferred by our shareholders. The advisory vote of our shareholders will not be construed to create or imply any change or addition to the fiduciary duties of the company or the Board of Trustees.

Our Board of Trustees unanimously recommends that you vote “FOR” the preferred frequency of once every three years for the advisory vote on the compensation of our NEOs.

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee of the Board of Trustees

The Audit Committee is composed of three independent, non-employee trustees and operates under a written charter adopted by the Board (a copy of which is available at www.whitestonereit.com).  The Board has determined that each committee member is independent within the meaning of the applicable NYSE Amex listing standards currently in effect and as required by the Sarbanes-Oxley Act of 2002.  Management is responsible for the financial reporting process, including the preparation of the consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”) and for the establishment and effectiveness of internal control over financial reporting.  Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP.  The committee’s responsibility is to oversee and review this process.  We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurances as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm.  The committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.  We held five meetings during 2010.  The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and our independent registered public accounting firm, Pannell Kerr Forster of Texas, P.C. (“PKF”). We discussed with PKF the overall scope and plans of their audit.  We met with PKF, with and without management present, to discuss the results of their examinations.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2010 with management and PKF. We also discussed with management and PKF the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC. In addition, we reviewed and discussed with management our compliance as of December 31, 2010 with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and as superseded by Statement on Auditing Standards No. 114, The Auditor's Communication With Those Charged With Governance.  The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with the independent auditors their independence.  When considering the independence of PKF, we considered whether their array of services to Whitestone beyond those rendered in connection with their audit of our consolidated financial statements and reviews of our consolidated financial statements, including our quarterly reports on Form 10-Q, was compatible with maintaining their independence.  We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to PKF.

Based on the foregoing review and discussions and relying thereon, we have recommended to our Board of Trustees that the audited financial statements for the fiscal year ended December 31, 2010 be included in Whitestone’s Annual Report on Form 10-K.  The Audit Committee also reappointed, subject to shareholder ratification, PKF as our independent registered public accountants for the fiscal year ending December 31, 2011.

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The undersigned members of the Audit Committee have furnished this report to our Board.

Respectfully submitted,
Audit Committee
Donald F. Keating, Chairman
Daryl J. Carter
Jack L. Mahaffey

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the fees for professional audit services rendered by PKF, our independent registered public accounting firm, for the audit of our annual consolidated financial statements for the two most recent fiscal years ended December 31, 2009 and 2010, and fees billed for other services rendered by PKF for those periods:

Types of Services	Total Approximate Fees
	2010	2009
Audit Fees (1)	$160,344	$261,490
Tax Fees (2)	115,624	81,036
Other Fees(3)	47,565	-
Total	$323,533	$342,526
_________
(1)
Audit fees were for professional services rendered in connection with the audit of consolidated financial statements for fiscal years ended 2009 and 2010 and reviews of our quarterly consolidated financial statements within those years.

(2)	Tax fees were for assistance with matters principally related to tax compliance, tax planning and tax advice.
(3)	Other Fees are primarily related to the filing of our registration statement with the SEC.

Our Audit Committee has considered the audit and non-audit services rendered by PKF and has determined that the provision of these services is compatible with maintaining the independence of PKF.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy requiring it to approve all audit and non-audit services to be performed by our independent registered public accounting firm to assure that the provision of the services does not impair the firm’s independence.  All services, engagement terms, conditions and fees, as well as changes in the terms, conditions and fees must be preapproved by our Audit Committee in advance.  Our Audit Committee will annually review and approve services that may be provided by our independent registered public accounting firm during the next year and will revise the list of approved services from time to time based on subsequent determinations.  Our Audit Committee believes that our independent registered public accounting firm can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the firm’s independence and that the tax services do not constitute prohibited services pursuant to the SEC and/or NYSE Amex rules.  The authority to approve services may be delegated by our Audit Committee to one or more of its members, but may not be delegated to management.  If authority to approve services has been delegated to an Audit Committee member, any approval of services must be reported to our Audit Committee at its next scheduled meeting.  All audit and non-audit services rendered by our independent registered public accounting firm during fiscal years ended December 31, 2009 and 2010 were pre-approved by our Audit Committee in accordance with its policies.

PROPOSAL NO. 4 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees has appointed Pannell Kerr Forster of Texas, P.C. to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

The Board of Trustees asks shareholders to ratify the selection of PKF as our independent registered public accounting firm.  Shareholder ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board is submitting the appointment of PKF to the shareholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Whitestone and our shareholders.  Whitestone does not expect a representative from PKF to attend the 2011 Annual Meeting and, accordingly, no representative from PKF is expected to make a statement or be available to respond to questions.

Our Board of Trustees unanimously recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Pannell Kerr Forster of Texas, P.C. as our Independent Registered Public Accounting Firm for the year ending December 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Executive Relocation

On July 9, 2010, upon the unanimous recommendation of our Compensation Committee, we entered into an arrangement with Mr. Mastandrea with respect to the disposition of his residence in Cleveland, Ohio. Mr. Mastandrea listed the residence in the second half of 2007 and has had no offers. In the meantime, Mr. Mastandrea has continued to pay for security, taxes, insurance and maintenance expenses related to the residence. In May 2010, we engaged a professional relocation firm to market the home and assist in moving the Mastandrea family to Houston. Since the engagement of the relocation firm, no offers on the home have been received. Under the relocation arrangement, we will pay Mr. Mastandrea the shortfall, if any, in the amount realized from the sale of the Cleveland residence, below $2,450,000, not to exceed $700,000, plus tax on the amount of such payment at the maximum federal income tax rate. The first $450,000 will be paid in cash as will the tax amount. Any amount payable in excess of $450,000 will be paid in common shares at the market value of the shares, as determined in the reasonable judgment of the Board, as of the time of the sale of the residence. The common shares payable to Mr. Mastandrea, if any, will be delivered over four consecutive quarters in equal installments. In addition, the arrangement requires us to continue paying the previously agreed upon cost of housing expenses for the Mastandrea family in Houston, Texas for a period of one year following the date of sale of the residence. We have previously agreed to reimburse Mr. Mastandrea for out of pocket moving costs including packing, temporary storage, transportation and moving supplies.

Policies and Procedures for Transactions with Related Persons

Pursuant to its charter, our Nominating and Corporate Governance Committee is responsible for reviewing any potential or actual conflicts of interest between our trustees and between Whitestone and other companies on which a trustee of Whitestone may serve.

Under our Declaration of Trust, we may enter into any contract or transaction with our trustees, officers, employees or agents (or any affiliated person), provided that in the case of any contract or transaction in which any of our trustees, officers, employees or agents (or any affiliated person) have a material financial interest, (1) the fact of the interest is disclosed or known to the following: (a) the Board, and the Board shall approve or ratify the contract or transaction by the affirmative vote of a majority of disinterested trustees, even if the disinterested trustees constitute less than a quorum, or (b) the shareholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested party; or (2) the contract or transaction is fair and reasonable to us. In addition, our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest.

According to our Code of Business Conduct and Ethics, Whitestone’s employees and trustees are expected to exhibit and promote the highest standard of honest and ethical conduct, by their adherence to the following policies and procedures: (1) they shall engage in only honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; and (2) they shall inform our chief operating officer of any deviations in practice from policies and procedures governing honest and ethical behavior or any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Our Audit Committee oversees compliance with our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is available under the “Corporate Governance” page of our website at www.whitestonereit.com.

Shareholder Nominations for Trustee

If a shareholder is recommending a candidate to serve on the Board of Trustees, the recommendation must include the information specified in Whitestone’s bylaws, including the following:

(1)
As to each individual whom the shareholder proposes to nominate for election or reelection that meets the criteria of serving as a trustee as set forth in the qualifications of trustees section of our bylaws (Article III, Section 3), all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with the solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected).

(2)	As to any business that the shareholder proposes to bring before the meeting:

•	a description of the business; and

•
the shareholder’s reasons for proposing the business at the meeting and any material interest in the business of the shareholder or any shareholder associated person (as defined in our bylaws), individually or in the aggregate, including any anticipated benefit from the proposal to the shareholder or the shareholder associated person.

(3)	As to the shareholder giving the notice, any proposed nominee and any shareholder associated person:

•
the class, series and number of all shares of stock or other securities of Whitestone or any of its affiliates (also referred to as Whitestone securities), if any, which are owned (beneficially or of record) by the shareholder, proposed nominee or shareholder associated person, the date on which each Whitestone security was acquired and the investment intent of the acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of stock or other security) in any Whitestone securities of any person;

•	the nominee holder for, and number of, any Whitestone securities owned beneficially but not of record by the shareholder, proposed nominee or shareholder associated person;

•
whether and the extent to which the shareholder, proposed nominee or shareholder associated person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage risk or benefit of changes in the price of (x) Whitestone securities or (y) any security of any entity that was listed in the peer group in the stock performance graph in the most recent annual report to security holders of the trust for the shareholder, proposed nominee or shareholder associated person or (ii) increase or decrease the voting power of the shareholder, proposed nominee or shareholder associated person in Whitestone or any affiliate thereof (or, as applicable, in any peer group company) disproportionately to the person’s economic interest in the company securities (or, as applicable, in any peer group company); and

•
any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with Whitestone), by security holdings or otherwise, of the shareholder, proposed nominee or shareholder associated person, in Whitestone or any affiliate thereof, other than an interest arising from the ownership of Whitestone’s securities where the shareholder, proposed nominee or shareholder associated person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.

(4)	As to the shareholder giving the notice, any shareholder associated person with an interest or ownership referred to in paragraphs (2) and (3) above and any proposed nominee:

•
the name and address of the shareholder, as they appear on Whitestone’s stock ledger, and the current name and business address, if different, of each shareholder associated person and any proposed nominee; and

•
the investment strategy or objective, if any, of the shareholder and each shareholder associated person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in the shareholder, each shareholder associated person and any proposed nominee.

(5)
To the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of the shareholder’s notice.

The foregoing description of Whitestone’s advance notice provisions is a summary and is qualified in its entirety by reference to the full text of our bylaws. Accordingly, we advise you to review our bylaws for additional stipulations relating to advance notice of trustee nominations and shareholder proposals.

OTHER BUSINESS

The Board of Trustees knows of no other business to be presented for action at the 2011 Annual Meeting of Shareholders. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the discretion of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the Annual Meeting unless certain securities law and other requirements are met.

You are cordially invited to attend the 2011 Annual Meeting of Shareholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and promptly return the accompanying white proxy card in the enclosed postage-paid envelope.

By order of the Board of Trustees,

/s/ John J. Dee
John J. Dee
Chief Operating Officer and Corporate Secretary

April 1, 2011
Houston, Texas

ANNUAL MEETING OF SHAREHOLDERS OF

WHITESTONE REIT

May 10, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 10, 2011:
The Notice of Meeting, proxy statement, proxy card and 2010 Annual Report are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16615

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230403000000001000 5 051011

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 4 AND EVERY "3 YEARS" FOR PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following nominees to the Company's Board:

☐ FOR THE NOMINEE

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

☐ FOR ALL EXCEPT (See instructions below)

NOMINEE:
○ Daryl J. Carter
○ Donald F. Keating

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	3 years	2 years	1 year	ABSTAIN
3. To indicate, in an advisory (non-binding) vote, whether a shareholder vote to approve the compensation of our named executive officers (as defined in the accompanying proxy statement) should occur every one, two or three years.	☐	☐	☐	☐

The votes entitled to be cast by the undersigned will be cast in the manner directed herein. **If this proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the nominees for trustee, "FOR" the advisory vote on executive compensation, for the advisory vote of once every "3 YEARS" as the frequency of holding an advisory vote on executive compensation and "FOR" the ratification of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for 2011.** The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder upon all other matters that may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please mark here if you plan to attend the Annual Meeting of Shareholders. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

WHITESTONE REIT

May 10, 2011

PROXY AUTHORIZATION INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 10, 2011:
The Notice of Meeting, proxy statement, proxy card and 2010 Annual Report are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16615

Please detach along perforated line and mail in the envelope provided IF you are not authorizing your proxy via telephone or the Internet.

20230403000000001000 5 051011

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 4 AND EVERY "3 YEARS" FOR PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following nominees to the Company's Board:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Daryl J. Carter
○ Donald F. Keating

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	3 years	2 years	1 year	ABSTAIN
3. To indicate, in an advisory (non-binding) vote, whether a shareholder vote to approve the compensation of our named executive officers (as defined in the accompanying proxy statement) should occur every one, two or three years.	☐	☐	☐	☐

The votes entitled to be cast by the undersigned will be cast in the manner directed herein. **If this proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the nominees for trustee, "FOR" the advisory vote on executive compensation, for the advisory vote of once every "3 YEARS" as the frequency of holding an advisory vote on executive compensation and "FOR" the ratification of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for 2011.** The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder upon all other matters that may properly come before the meeting or any adjournment or postponement thereof.

Please mark here if you plan to attend the Annual Meeting of Shareholders. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

WHITESTONE REIT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of WHITESTONE REIT, a Maryland real estate investment trust (the "Company"), hereby appoints James C. Mastandrea, John J. Dee and David K. Holeman, and each of them, with full power of substitution, as Proxies, to attend the Annual Meeting of Shareholders to be held on Tuesday, May 10, 2011, 10:00 a.m. CDT, at the Westchase Marriott, located at 2900 Briarpark Drive, Houston, Texas 77042, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be signed on the reverse side)

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